UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2006

, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
211 Commerce Street, Suite 300, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 23, 2006, the board of directors of Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company") approved the rescission and cancellation of the 2-for-1 stock split previously announced on July 20, 2006. The Company's board of directors made this decision after becoming aware of new interpretative guidance of Statement of Financial Accounting Standards No. 123(R) which indicated that adjustments to the number of shares and/or the exercise price of the Company's outstanding stock options and restricted shares following reorganizations and recapitalizations, including as a result of stock splits, would require the recognition of significant compensation expense in certain circumstances. As a result of this new interpretative guidance, the Company's board of directors has determined that it is in the best interests of the Company's shareholders at this time to rescind and cancel the Company's previously announced stock split effective July 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and
Chief Financial Officer

Date: July 24, 2006